EXHIBIT 10.10

FOURTH AMENDMENT

TO

LOAN AGREEMENT

This Fourth Amendment to Loan Agreement is entered into as of February 11, 2003 (the “Amendment”), by and between COMERICA BANK—CALIFORNIA (“Bank”) and LOGICVISION, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of December 19, 2001, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of June 25, 2002, that certain Second Amendment to Loan and Security Agreement dated as of August 6, 2002, and that certain Third Amendment to Loan Agreement dated as of December 16, 2002 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.      Section 6.10 of the Agreement is hereby amended in its entirety to read as follows:

6.10  Quarterly Net Loss; Profitability.  Borrower shall not suffer a quarterly net loss in excess of (i) Four Million Dollars ($4,000,000) for the fiscal quarter ending on March 31, 2003, (ii) Four Million Five Hundred Thousand Dollars ($4,500,000) for the fiscal quarter ending on June 30, 2003, (iii) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) for the fiscal quarter ending on September 30, 2003, and (iv) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for the fiscal quarter ending on December 31, 2003. Borrower shall show a net profit of at least $1.00 for the fiscal quarter ending on March 31, 2004 and for each quarter thereafter.

2.    The Compliance Certificate to be delivered after the date of this Amendment shall be in the form of Exhibit C attached hereto.

3.    Bank waives Borrower’s failure to comply with Section 6.10 of the Agreement for the quarter ended on December 31, 2002. Bank does not waive Borrower’s obligations under Section 6.10 after December 31, 2002, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents. This waiver shall not be deemed a continuing waiver with respect to any Event of Default of a similar nature that may occur after December 31, 2002.

4.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.

5.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)  this Amendment, duly executed by Borrower;

(b)  an amendment fee equal to $1,500, which shall be nonrefundable, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c)  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOGICVISION, INC.

By:	/s/ John H. Barnet
Title:	John H. Barnet, Chief Financial Officer
COMERICA BANK—CALIFORNIA

By:	/s/ Guy Simpson
Title:	Assistant Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: COMERICA BANK-CALIFORNIA

FROM: LogicVision, Inc.

The undersigned authorized officer of LogicVision, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required				Complies
Company prepared financial statements (Consolidated and Consolidating)	Quarterly within 45 days			Yes	No

Annual	FYE within 90 days			Yes	No

(CPA Audited; Consolidated and Consolidating)10K and 10Q	On the date of delivery to the Securities Exchange Commission			Yes	No

Financial Covenant	Required	Actual			Complies
Maintain on a Quarterly Basis:
Minimum Unrestricted Cash	$25,000,000	$	________	Yes	No
Total Liabilities / Tangible Net Worth	0.50 : 1.00		____: 1.00	Yes	No
Net Loss; Profitability	*	$	________	Yes	No

* Borrower shall not suffer a quarterly net loss in excess of (i) Four Million Dollars ($4,000,000) for the fiscal quarter ending on March 31, 2003, (ii) Four Million Five Hundred Thousand Dollars ($4,500,000) for the fiscal quarter ending on June 30, 2003, (iii) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) for the fiscal quarter ending on September 30, 2003, and (iv) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for the fiscal quarter ending on December 31, 2003. Borrower shall show a net profit of at least $1.00 for the fiscal quarter ending on March 31, 2004 and for each quarter thereafter.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,	AUTHORIZED SIGNER
Date:
Verified:
SIGNATURE	AUTHORIZED SIGNER
Date:
TITLE
Compliance Status Yes No
DATE

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